EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-194012 and No. 333-196698) and Form S‑3 (No. 333-201817, No. 333-202287 and No. 333-212480) of Element Solutions Inc (fka Platform Specialty Products Corporation) of our report dated February 28, 2019 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

New York, New York
February 28, 2019